Exhibit (k.7)

FORM OF ASSET REPURCHASE AGREEMENT

This Asset Repurchase Agreement (this “Agreement”) is made and entered into as of this ____ day of _____________, 2011 by and between Churchill Financial Holdings LLC, a Delaware limited liability company (“Purchaser”) and Churchill Financial BDC Funding LLC, a Delaware limited liability company (“Seller”).

WHEREAS, Seller is the beneficial and record owner of the Portfolio Loans listed on Exhibit A-1 hereto (the “Portfolio Loans”); and

WHEREAS, Seller is the beneficial and record owner of certain other loans listed on Exhibit A-2 hereto (the “CF Cayman Loans”); and

WHEREAS, upon the occurrence of a Repurchase Trigger Event (defined below), Purchaser agrees to purchase, and Seller desires to sell, the Portfolio Loans, together with each of the Defaulted CF Cayman Loans (defined below), if any, pursuant to each Portfolio Loan’s and CF Cayman Loan’s respective Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B (collectively, the “Assignment and Assumption Agreements”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated:

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in New York, New York are authorized or required to close.

“Date of Purchase” means the first Business Day after the occurrence of the Repurchase Trigger Event.

“Defaulted CF Cayman Loans” means one or more CF Cayman Loans which are “Defaulted Loans” as defined in and determined under the Indenture dated as of July 10, 2007 between Churchill Financial Cayman Ltd., as Issuer, and U.S. Bank National Association, as Trustee and Custodian, as amended and supplemented.

“Repurchase Trigger Event” means the failure of Churchill Financial BDC, Inc., an Affiliate of the Seller to close an initial public offering of shares of common stock (the “BDC IPO”) within [seven] Business Days after the date of this Agreement.

2. Sale of Portfolio Loans. Pursuant to the Assignment and Assumption Agreements, upon the occurrence of a Repurchase Trigger Event, Seller hereby agrees to sell, assign and transfer to Purchaser, without recourse and without representation or warranty except as herein provided, the Portfolio Loans, together with any Defaulted CF Cayman Loans, including all principal and all interest accrued and unpaid as of the Date of Purchase, and all rights and obligations related thereto, including all rights and obligations of the Seller pursuant to the respective loan or credit agreements (the “Credit Agreements”) described in the respective Assignment and Assumption Agreements. Purchaser hereby agrees to purchase and acquire the Portfolio Loans and Defaulted CF Cayman Loans, and assume all rights and obligations relating thereto, as stated above.

3. Purchase Price for the Portfolio Loans; Purchase Date; Conditions Precedent. The purchase price for each Portfolio Loan and Defaulted CF Cayman Loan to be purchased hereunder shall be the purchase price specified on the listing of Portfolio Loans attached as Exhibit A-1 hereto or the listing of CF Cayman Loans attached as Exhibit A-2 hereto and shall be paid by wire transfer on the Date of Purchase to [identify account] or such other account designated by Seller by written notice to Purchaser in accordance with the terms hereof. The purchase by Purchaser of the Portfolio Loans and any Defaulted CF Cayman Loans shall be subject to satisfaction of the following further conditions on or before the Date of Purchase:

(a) The representations and warranties of Seller contained in Section 4 hereof shall be true and correct on and as of the date of purchase and

(b) The Assignment and Assumption Agreements relating to each Portfolio Loan and Defaulted CF Cayman Loan shall have been duly executed and delivered.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows as of the date hereof and as of the Date of Purchase:

4.1 Ownership of Portfolio Loans. Seller has valid title to and owns the Portfolio Loans and Defaulted CF Cayman Loans beneficially and of record, free and clear of all liens, charges, pledges, restrictions and encumbrances whatsoever of any kind or nature, except customary restrictions on transfer under applicable federal and state securities laws and as set forth in the respective Credit Agreements and liens released upon the sale hereunder. The Credit Agreements (and the ancillary documents and agreements referenced therein), constitute all material documentation related to the Portfolio Loans and Defaulted CF Cayman Loans and true and correct copies thereof have been delivered to the Purchaser.

4.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of Seller. This Agreement and, upon execution and delivery thereof, the Assignment and Assumption Agreements, have been duly executed and delivered by or on behalf of Seller and are and will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally.

4.3 Noncontravention. Except as disclosed on Schedule 4.3 attached hereto, the execution, delivery and performance of this Agreement and the Assignment and Assumption Agreements by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, will not conflict with, or result in the breach of any term of, or constitute a default under, or require the consent of any third party or governmental authority under, or create a lien, charge or other encumbrance under any note, mortgage, deed of trust or other agreement or instrument to which Seller is a party or by which Seller is bound, or any law or order, rule, regulation, judgment, decree, writ or injunction of any governmental body having jurisdiction or regulatory authority over Seller or any of its properties, assets or rights.

4.4 Filings. Except as set forth on Schedule 1 to any Assignment and Assumption Agreement, no filings or registrations are required in connection with the transfer of the Portfolio Loans or Defaulted CF Cayman Loans hereunder or thereunder.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows as of the date hereof and as of the Date of Purchase:

5.1 Authorization; Enforceability. The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of Purchaser. This Agreement and, upon execution and delivery thereof, the Assignment and Assumption Agreements, have been duly executed and delivered by Purchaser and are the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally.

5.2 Noncontravention. Except as disclosed on Schedule 5.2 attached hereto, the execution, delivery and performance of this Agreement and the Assignment and Assumption Agreements by and behalf of Purchaser, and the consummation by or on behalf of Purchaser of the transactions contemplated hereby and thereby, will not conflict with, or result in the breach of any term of, or constitute a default under, or require the consent of any third party or governmental authority under, or create a lien, charge or other encumbrance on any of the Portfolio Loans under any note, mortgage, deed or trust or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any law or order, rule regulation, judgment, decree, writ or injunction of any governmental or quasi-governmental body having jurisdiction or regulatory authority over Purchaser or any of its properties, assets or rights.

5.3 Investment Intent. Purchaser is acquiring the Portfolio Loans and the Defaulted CF Cayman Loans for its own account for investment purposes and not with any view to, or for resale in connection with, any distribution or public offering in violation of the Securities Act of 1933, as amended (the “Act”).

5.4 Absence of Registration. Purchaser understands that the Portfolio Loans and the Defaulted CF Cayman Loans have not been and will not be registered under the Act or applicable state securities laws, and that the Portfolio Loans and the Defaulted CF Cayman Loans are being sold hereunder in reliance on exemptions from registration under the Act and applicable state securities laws.

5.5 Securities Laws Limitations on Resale. Purchaser is fully informed and aware of the restrictions upon the resale of the Portfolio Loans and Defaulted CF Cayman Loans under the Act and any applicable state securities laws. Purchaser understands that the Portfolio Loans and the Defaulted CF Cayman Loans may not be resold unless they are registered under the Act and any applicable state securities laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which the Purchaser has no control, that unless so registered or exempt from registration, the Portfolio Loans and the Defaulted CF Cayman Loans may be required to be held for an indefinite period and that the reliance of Seller upon the exemptions from registration referred to in Section 5.4 and this Section 5.5 is predicated in part upon the representations and warranties in this Section 5.

5.6 Access to Information. Purchaser hereby acknowledges and agrees that it is fully informed regarding the business, financial condition, operations and prospects of the obligors under the Portfolio Loans and the Defaulted CF Cayman Loans (the “Obligors”), and is able to evaluate the business, history prospects and capital structure of the Obligors and the risks inherent in ownership of the Portfolio Loans and the Defaulted CF Cayman Loans.

6. Parties’ Intent. It is the intention of Seller and Purchaser that the transfers and assignments between Seller and Purchaser contemplated by this Agreement and the respective Assignment and Assumption Agreements shall constitute a sale of each Portfolio Loan and Defaulted CF Cayman Loan and all rights and obligations related thereto to Purchaser for the purpose of applicable bankruptcy, insolvency, reorganization and other similar laws, so that the beneficial interest in and title to the Portfolio Loans and the Defaulted CF Cayman Loans and all rights and obligations related thereto shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

7. Undertaking by Seller. Seller undertakes to deliver the Assignment and Assumption Agreements to the respective administrative agents on or before the Date of Purchase or as promptly thereafter as practicable for purposes of having the applicable administrative agent take all action required for each Assignment and Assumption Agreement to become effective for purposes of the respective Credit Agreement as of the Date of Purchase or as shortly thereafter as is practicable, provided however, the failure of any applicable administrative agent to take such action shall not diminish, impair or negate the binding effect of this Agreement or any Assignment and Assumption Agreement.

8. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, prepaid courier service or electronic mail (if the recipient has provided an email address), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with this Section 8. Such notice, demands, instructions and other communications shall be effective if delivered to (a) Purchaser at Churchill Financial Holdings LLC, 400 Park Avenue, Suite 1510, New York, New York 10022, Attention: Mr. Alastair G. C. Merrick, email address: amerrick@churchillnet.com and (b) Seller at Churchill Financial BDC Funding LLC, 400 Park Avenue, Suite 1510, New York, New York 10022, Attention: Mr. Alastair G. C. Merrick, email address: amerrick@churchillnet.com.

9. Non-Petition. Purchaser hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, Seller any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer, the applicable preference period then in effect plus one day, after the payment in full of all Advances (as such term is defined in the Credit Agreement dated as of the date hereof (the “Credit Agreement”) by and between Seller and SunTrust Bank, as lender) made to Purchaser under the Credit Agreement, and the termination of all commitments to make such Advances or advances; provided that nothing in this Section 8 shall preclude or be deemed to stop Purchaser from (x) taking any action prior to the expiration of the aforementioned one year and one day period, or if longer, the applicable preference period then in effect in (i) any case or proceeding voluntarily filed or commenced by Seller or (ii) any involuntary insolvency proceeding filed or commenced against Seller by a Person other than Seller or (y) from commencing against Seller or any properties of Seller any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws. The provisions of this Section 9 shall survive the termination of this Agreement.

10. Miscellaneous. Each of Seller and Purchaser will bear its own fees and expenses relating to the transactions contemplated by, or related to, this Agreement and the respective Assignment and Assumption Agreements. This Agreement and the Assignment and Assumption Agreements contain the complete agreement among all of the parties hereto and thereto with respect to the purchase and sale of the Portfolio Loans and the Defaulted CF Cayman Loans and supersedes all prior agreements and understandings among the parties hereto and thereto with respect to the purchase and sale of the Portfolio Loans and Defaulted CF Cayman Loans. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules regarding conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby. This Agreement and each of the Assignment and Assumption Agreements may be executed in any number of counterparts, and all of such counterparts of each such agreement together shall constitute one document. This Agreement and the Assignment and Assumption Agreements may be amended only by a written instrument signed by all of the parties hereto or thereto, as applicable.

11. Termination. Upon closing of the BDC IPO, this Agreement and all obligations of the parties hereunder shall be terminated and of no further force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase and Sale Agreement as of the date and year first above written.

Seller:

Churchill Financial BDC Funding LLC

By
Its

Purchaser:

Churchill Financial Holdings LLC

By
Its

Exhibit A-1

THE PORTFOLIO LOANS

EXHIBIT A-2

THE CF CAYMAN LOANS